EXHIBIT 4.1


THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR XYBERNAUT CORPORATION (THE
"COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.


                          COMMON STOCK PURCHASE WARRANT


                              XYBERNAUT CORPORATION


                              EXPIRES JUNE 30, 2005


No.:  W-02-W__                                         Number of Shares: 833,333
Date of Issuance:  June 30, 2002


          1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Xybernaut Corporation, a Delaware corporation (the "Company"), Alpha Capital Aktiengesellschaft, or its registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on June 30, 2005 (the "Expiration Date"), Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (833,333) fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") per share equal to $1.50. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Common Stock and Warrant Purchase Agreement dated as of June 30, 2002 (the "Agreement"), and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

          2. Exercise of Warrants. Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on the Expiration Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of an amount of consideration therefor payable by (i)



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certified check or cashier's check or by wire transfer to an account  designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares purchased, (ii) if the Registration Statement (as defined in the Agreement) has not been declared effective by June 30, 2003, by "cashless exercise", by surrendering this Warrant certificate to the Company to receive a number of shares of Common Stock equal to (A) the number of Warrant Shares with respect to which the Holder is exercising this Warrant minus (B) the number of Warrant Shares which is equal to the quotient obtained by dividing (x) the product of the Exercise Price and the number of Warrant Shares being purchased upon such exercise by (y) the closing bid price of the Common Stock on the date of such exercise or (iii) by a combination of the foregoing methods. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation (in accordance with clause(ii)(B) of this Section 2) showing the number of Warrant Shares with respect to which rights are being surrendered thereunder (the "Surrendered Shares") and the net number of shares of Common Stock to be issued after giving effect to such surrender. The Company shall cancel this Warrant with respect to any Surrendered Shares. In the event of an exercise of this Warrant in accordance with this Section 2, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid.

          3. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved a sufficient number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

          5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          7. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

          In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to



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receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.

          An adjustment made pursuant to this section 7 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          8. Adjusted Warrant Price. At any time from the date hereof until the Expiration Date, in the event the Company shall sell any shares of Common Stock to a third party other than the Holder of this Warrant in a private placement or private placements of Common Stock raising aggregate cash proceeds of at least $2,000,000 (together, on a cumulative basis, the "Private Placement"), for a consideration per share of Common Stock less than the purchase price of Common Stock in the transaction pursuant to which this Warrant is being issued, the Exercise Price then in effect for the Warrant shall be reduced to a price equal to the consideration per share paid for the Common Stock in the Private Placement (the "Adjusted Warrant Price").

          9. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

          10. Warrant Call. At any time or from time to time after the Registration Statement (as defined in Section 11.2 hereof) has been declared effective and is still effective, the Company, at its option, may, upon written notice to the Holder (the "Call Notice") call up to fifty percent (50%) of this Warrant if the volume weighted average price for the Common Stock (using the Bloomberg VWAP function) is equal to or greater than $3.00 per share for ten
(10) consecutive trading days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within ten (10) days after the aforementioned ten (10) day period. The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to the Call Notice shall terminate if this Warrant is not exercised with respect to such Warrant Shares by the Holder within ten (10) days after the Call Notice is received by the Holder. In the event that this Warrant is not exercised by the Holder with respect to the Warrant Shares subject to the Call Notice, this Warrant shall expire at 5:00 p.m. eastern time on the call date and the Company will remit to the Holder $0.01 per Warrant Share and a new Warrant certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a Call Notice upon such Holder tendering to the Company the expired Warrant certificate.



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          11. Transfer to Comply with the Securities Act; Registration Rights.

              11.1 This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

              11.2 The Company hereby agrees to register the Warrant Shares pursuant to a registration statement to be filed by the Company pursuant to the Registration Rights Agreement dated as of June 30, 2002 (the "Registration Statement").

          12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto, addressed to such Holder at its last know address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to:

                     Xybernaut Corporation
                     12701 Fair Lakes Circle
                     Suite 550
                     Fairfax, Virginia 22033
                     Facsimile no.: (703) 631-3903
                     Attn: John F. Moynahan

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other party hereto by notice given in accordance with this Section. Copies of notices to the Company shall be sent to (i) Dr. Steven A. Newman, Xybernaut Corporation, 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033, Facsimile no.: (703) 631-3903 and (ii) Martin Eric Weisberg, Esq., Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, 7th Floor, New York, New York, 10174, Facsimile no.: (212) 704-6288.

          13. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          14. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within the State of New York, and without giving effect to its conflicts of laws principles. This Warrant shall not be



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construed or interpreted with any presumption against the party that caused this
Agreement to be drafted.

          15. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          16. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof..



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          IN WITNESS  WHEREOF,  the parties hereto have executed this Warrant as of June 30, 2002.



                                             XYBERNAUT CORPORATION



                                             By:
                                                --------------------------------
                                                 Name: Steven A. Newman
                                                 Title: Vice Chairman



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                          NOTICE OF EXERCISE OF WARRANT


          The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant certificate dated as of __________, 2002, to purchase __________ shares of the Common Stock, par value $0.01 per share, of Xybernaut Corporation and tenders herewith payment as follows (check applicable box(es)):

          |_|  by  certified   check,   cashier's  check  or  wire  transfer  of
$______________; and/or

          |_| by the surrender for cancellation of such portion of the attached Warrant as calculated in accordance with Section 2(ii) for the cashless exercise of the Warrant and set forth below:

          Number of Warrant Shares Surrendered for Cancellation:________________

          Number of Warrant Shares to be Issued:________________________________

                  In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

                  Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------




                                           ----------------------------------

                                           ----------------------------------
                                           Name:
                                           Title:
                                           Dated:_____________________________

ACKNOWLEDGED BY:

XYBERNAUT CORPORATION

By:_________________________
      Name:
      Title:



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